Exhibit 15.2

Partners:		22 April 2026	Our Ref: MRC/KH/P3886-H29185
Paul Aherne Brett Basdeo John Cartwright John Crook Mark Cummings Natalie Curtis James Gaden Kevin Ho Kristen Kwok Wing Lam Thomas Pugh Andrew Randall Victoria Raymond Wei Ching Teo	** *** * * ***** **** **** **** ** * ***** ** * ******	PONY AI INC. 190 Elgin Avenue, George Town Grand Cayman KY1-9008 Cayman Islands Dear Sirs or Madam PONY AI INC. Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation — Cayman Islands Taxation” in the Annual Report on Form 20-F of Pony AI Inc. for the fiscal year ended 31 December 2025 (the “Annual Report”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of April 2026.

We hereby consent to the filing of this opinion as an exhibit to the Annual Report and to the reference to our name in the Annual Report and further consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-284886 and File No. 333-294844).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.
Yours faithfully
/s/ WALKERS (HONG KONG)
WALKERS (HONG KONG)

Walkers (Hong Kong)
滙嘉律師事務所 (香港)
15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong
T +852 2284 4566 F +852 2284 4560
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*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda